1733 OLD COUNRTY ROAD, LLC
90 MERRICK AVENUE, EAST MEADOW, NY 11554
(516)-683-0200

Name: ROCKELLE CORP. Dated: January 5, 2005

Station Location: 1733 Old Country Road, Riverhead, NY

DEALER DISCLOSURE

Dear Prospective Operator:

Our Company is required to disclose to you, in writing, certain information before any agreements are executed with you. Carefully read this letter and make sure that it is completely filled out.

1. The gallonage volume history by year of the Station under consideration by you during the three year period immediately past or for the entire period for which the Station has been supplied by us, whichever is shorter, is as follows: **We will first began supplying and operating this Station effective September 2, 2004:**

PERIOD ENDING DECEMBER 31, 2004

VOLUME 266,118 Gallons

2. The name and last known address of the previous dealer(s) for the last three years or for the period of time that we supplied this location and the reason(s) for the termination of each dealer's agreement are as follows: **(Not applicable – We will first begin supplying and operating this station effective September 2, 2004)**

3. There are no legally binding commitments for the sale, demolition or other disposition of the Station, except that the Station being leased subject to the terms of a Master Lease, the initial term of which will expire on December 8, 2015. The Master Lease contains four (4) renewal options of ten (10) years each, but it may expire and not be renewed upon the expiration of the initial term or at the end of any renewal option term thereof.

4. We will not be providing any formal training program, nor are you required to take any training program. The only goods and services which will be provided are those set forth in the agreements you enter into with us.

5. We will require no obligations of you other than your compliance with your contractual obligations, which shall include, but are not limited to, your Lease Agreement and Supply Contract.

6. The agreements which you enter into with us may not be assigned or transferred by you without: (a) our prior written consent, which consent shall not be unreasonably withheld; and, (b) payment of a transfer fee of $25,000 as provided for in the Lease Agreement for an assignment of the complete lease or $10,000 for a sublease. There are no other restrictions on the sale, transfer, renewal and, or termination of your agreements with our Company, except those imposed by statute and or by agreement.

Please indicate your receipt and acknowledgement that you have read and understand the contents of this disclosure prior to entering into any agreements with us, by signing, dating and returning a copy.

Very truly yours,

1733 OLD COUNTRY ROAD LLC

By: [signature]
Robert G. Del Gadio, Manager

Accepted:
ROCKELLE CORP.

BY: [signature]
Gerard Stephan, President

Dated: January 5, 2005

ELECTRONIC DEBIT PAYMENT AUTHORIZATION
RENT

TENANT: ROCKELLE CORP.

Address 1733 Old Country Road, Riverhead, New York 11901

The above-named TENANT hereby authorizes 1733 Old Country Road LLC, or its assignee, ("LANDLORD") to initiate electronic funds transfers ("EFT") withdrawal of funds ("Debit Entries") to effect payment by TENANT for all rental payments to LANDLORD and payment of any other amounts owed to LANDLORD by TENANT arising under the Lease. TENANT represents and warrants that the accounts designated below are not established or utilized primarily for personal, family, or household purposes, and will not be used for such purposes during the term of this authorization, and TENANT shall indemnify and hold LANDLORD harmless from any damages, costs, or expenses that it may incur should this representation and warranty not be true at any time during the existence of this authorization.

TENANT hereby authorizes the Bank(s)/Financial Institution(s) named below to make EFT Debit Entries and adjustment of erroneous entries initiated by LANDLORD from or to the bank account(s) designated below.

BANK of America Bank/Financial Institution Name	Bank Account Number 9489628143
Selden Branch	ABA Routing Number 021 000 322
994 Middle Country RD, Selden NY. 11784 Street Address, City and State	Toni-Ann Ferrari 631-732-1300 Bank Contact Telephone

This authorization becomes effective on the 1 st day of February, 2005 and shall continue until all amounts owed by TENANT to LANDLORD under the Lease or TENANT'S occupancy of the premises has been paid in full. TENANT may not terminate this authorization during the term of the Lease and any extensions and/or renewals thereof.

TENANT agrees to maintain sufficient funds in the above-designated bank account(s) to pay EFT Debit Entries when initiated. Nothing in this authorization shall obligate LANDLORD to withdraw from or credit TENANT's accounts by EFT.

The Authorization supersedes any previously executed authorization regarding Electronic Funds Transfer. All terms and provisions of various agreements between TENANT and LANDLORD remain in effect, unaffected hereby.

Signed this 5th day of January 2005

ROCKELLE CORP.

BY: [signature] (TENANT)

Check One

- ☑ First Authorization (attach a voided check)
- ☐ Bank Change (attach a voided check)
- ☐ Bank Account Change (attach a voided check)
- ☐ Draft-All Change Only (do not attach a voided check)

LEASE

AGREEMENT made as of January 5, 2005between **1733 OLD COUNTRY ROAD LLC** (referred to herein as "Landlord") with offices at 90 Merrick Avenue, Suite 500, East Meadow, New York 11554 and **ROCKELLE CORP.**, 162 Miller Place Road, Miller Place New York for Premises known as and located at **1733 OLD COUNTRY ROAD, RIVERHEAD, NEW YORK 11901**.

WITNESSETH:

The Landlord does hereby lease to the Tenant and the Tenant does hereby accept for lease the Premises, known as and located at **1733 OLD COUNTRY ROAD, RIVERHEAD, NEW YORK 11901** being hereafter referred to as the "Premises" and the use of the petroleum dispensers for the sale of gasoline in accordance with a commission contract for the sale of gasoline which has been executed simultaneously herewith. The Premises are leased 'as is' as of the date hereof, and subject to any and all covenants, restrictions, easements and agreements of record (provided they do not prohibit the use of the Premises as intended hereunder), and to any state of facts an accurate survey and physical inspection would disclose.

1. TERM:

(a) The term of this lease shall commence as of **January 1, 2005 (the "Commencement Date")** and shall expire on **December 31, 2014 (the " Expiration Date ")**, unless sooner terminated as hereinafter provided.

(b) Tenant shall have the right to enter the premises before the "Commencement Date" upon providing Landlord five (5) days written notice, in which event all the terms and conditions of this lease and the payment of rent shall commence upon Tenant's entering into possession of the premises.

2. BASIC RENT:

(a) Tenant shall pay to the Landlord during the term of this lease an annual rent of:

(i) **$114,000 for the first lease year payable in monthly installments of $9,500. Tenant shall be entitled to a concession of $4500 for the months of January and February 2005 in consideration of the interior improvements to be made by it (see paragraph 53) Tenant shall pay upon signing the first month rent of $3,195 (prorated for 22 days in January 2005) plus the last month rent December 2014 of $9,500 (escalations not applying);**

(ii) **For the second lease year commencing January 1, 2006 and each lease year thereafter the basic rent shall be increased three (3) percent over the basic rent for the previous lease year (twelve (12) month period) "triple net."**

(b) A "lease year" as such term may be used herein, shall mean each consecutive 12 month period during the term of this lease, the first of which shall commence on the Commencement Date hereof and such term shall also include the last partial lease year. The term "Basic Rent" shall also mean "fixed rent".

INITIALS: LANDLORD ________

INITIALS: TENANT GAS

3. PAYMENT

(a) All amounts payable under this lease shall be payable by electronic funds transfer ("EFT") initiated by Landlord and debited to tenant's bank account. In the event any EFT is dishonored (for any reason) by Tenant's bank, then and in such event Tenant shall be responsible for any and all charges incurred by Landlord as additional rent.

(b) Tenant hereby authorizes Landlord to initiate electronic funds transfers ("EFT") withdrawal of funds ("Debit Entries") to effect payment by Tenant for all rental payments to Landlord and payment of any other amounts owed to Landlord by Tenant arising under the Lease, including bank charges for EFT withdrawal of funds to effect payment of any of tenant's obligations hereunder. Tenant represents and warrants that the accounts designated are not established or utilized primarily for personal, family, or household purposes, and will not be used for such purposes during the term of this authorization, and Tenant shall indemnify and hold Landlord harmless from any damages, costs, or expenses that it may incur should this representation and warranty not be true at any time during the existence of this authorization. Tenant agrees to fully cooperate with the Landlord, including but not limited to, disclosure as to bank account numbers, banking institutions, addresses, and branch numbers, furnishing a copy of check and/or draft form and furnishing the Landlord with written authorization directed to the banking institutions permitting and directing the direct transfer of funds from the Tenant's account to the Landlord's designated depository

4. USE:

(a) Tenant shall use and occupy the Premises as a convenience store and for the sale of gasoline in conformance with the Certificate of Occupancy or equivalent, and all applicable laws, rules and regulations of each and every governmental agency having jurisdiction thereof, now or hereafter enacted.

(b) Under no circumstances shall the Tenant discontinue a use under the existing Certificate of Occupancy if such discontinuance would result in the loss of legality of such use under the Certificate of Occupancy and applicable zoning laws, except upon the prior written consent of the Landlord.

5. ADDITIONAL RENTS/LANDLORD ADVANCES:

All costs and expenses, which Tenant assumes or agrees to pay pursuant to this lease, shall, at Landlord's election, be treated as additional rent and, in the event of non-payment, Landlord shall have all the rights and remedies herein provided for in the case of non-payment of rent or of a breach of condition. If Tenant shall default in making any payment required to be made by Tenant (other than the payment of rent required by this lease), or shall default in performing any term, covenant or condition of this lease on the part of the Tenant to be kept and performed which shall involve the expenditure of money by Tenant, Landlord, at Landlord's option, may, but shall not be obligated to, make such payment or, on behalf of Tenant, expend such sum or take such action as shall be necessary or reasonably incurred in correction of such condition, and any and all sums so expended by Landlord, with interest thereon at the maximum legal rate (in accordance with CPLR § 5004) from the date of such expenditure, shall be and be deemed to be additional rent, in addition to the fixed rent, and shall be repaid by Tenant to Landlord on demand, but no such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default, nor shall it affect any other remedy of Landlord by reason of such default.

6. REAL PROPERTY TAXES:

Tenant is required to pay as additional rent, when billed, all increases in real property taxes or assessments imposed upon or affecting the premises in excess of that in effect for the current tax year

INITIALS: INITIALS:

LANDLORD ______ TENANT ______

December 1, 2004 through November 30, 2005. Landlord shall require Tenant to escrow taxes in advance of the payment date to the taxing authority, which shall be collected either monthly or no later than ten (10) days before the taxes are due to the taxing authority, or on such other basis as Landlord shall in its sole and absolute discretion determine.

7. UTILITIES:

Tenant shall pay or cause to be paid **all charges** for air conditioning, heat, water, gas, electricity, light, telephone, or any other communication or utility service used in or rendered or supplied to the Premises throughout the term of this lease, and to indemnify the Landlord and save it harmless against any liability or damages on such account.

8. INSURANCE:

A. TENANT TO REIMBURSE LANDLORD FOR LANDLORD'S INSURANCE

During the term of this lease and each and every renewal or extension hereof, if any, Tenant shall pay, as additional rent, **the cost to Landlord for insurance coverage** as set forth below:

(a) REQUIRED COVERAGE:

(1) FIRE/CASUALTY: Property insurance keeping the buildings and improvements standing on the Premises at the commencement of the term hereof, or thereafter erected upon the Premises, including all equipment owned by the Landlord, in or upon the Premises, and all alterations, changes, additions, replacements and improvements, insured for the benefit of Landlord against loss or damage by fire or casualty (with all risk coverage including vandalism and malicious mischief) and war damage, if obtainable (during a period of war only), in an amount equal to the full replacement cost, all policies of which shall provide that loss, if any, payable hereunder, shall be payable to Landlord, or at Landlord's request, to Landlord and/or any of its mortgagees, as their respective interests may appear. If at any time there is a dispute as to the amount of such insurance that should be carried, or the Company underwriting same, the Landlord, whose reasonable judgment shall prevail, shall determine such determination.

(2) RENTAL VALUE: "Rental Value" insurance (with extended coverage), in the name of the Landlord, in a sum equal to the total basic rent reserved herein and the amount of real estate taxes which Tenant is obligated to pay as provided in this lease for each twelve (12) month period of the term.

(3) LIABILITY: General accident, public liability ("all risk", "occurrence type") insurance in the name of the landlord fully protecting, defending and indemnifying the Tenant and Landlord against any and all liability occasioned by accident, disaster, wrongful death, personal injury and property damage, in a single limit of no less than $2,000,000; such accident and liability insurance shall cover the entire buildings and Premises as well as the sidewalks, curbs, curb cuts, driveways and areaways in front of and adjacent to the Premises.

(4) POLLUTION LEGAL LIABILITY: Pollution legal liability insurance written as an occurrence type policy, providing for extended reporting of not less than one (1) year following termination of coverage; underwritten by either AIG Environmental Insurance Company or a comparable company satisfactory to Landlord, in the name of the landlord providing for the following coverage: on-site and off-site cleanup of new conditions; third-party claims for off-site cleanup of new conditions; third-party claims for off-site property damage and bodily injury; third-party claims for on-site cleanup of new conditions; third-party claims for on-site property damage and bodily injury; with a coverage limit of not less than $2 million each incident and with a deductible no greater than $25,000.

INITIALS: LANDLORD ____

INITIALS: TENANT GAS

Landlord shall obtain the above insurance on behalf of itself and Tenant shall pay Landlord as additional rent the premiums for such insurance when the insurance company bills them to Landlord. Tenant shall not violate or permit to be violated any of the conditions or provisions of any of said policies, and Tenant shall so perform and satisfy the requirements and recommendations of the companies writing such policies that at all time companies of good standing and reasonably acceptable to Landlord shall be willing to write and continue such insurance. Tenant shall cooperate with Landlord and any mortgagee in connection with the collection of any insurance money that may be due in the event of loss and shall execute and deliver to Landlord and any mortgagee such proofs of loss and other instruments that may be required for the purpose of facilitating the recovery of any such insurance money, and in the event that Tenant shall fail or neglect so to cooperate or to execute, acknowledge and deliver any such instrument, Landlord in addition to any other remedies, may, as the agent or attorney-in-fact of Tenant, execute and deliver any proofs of loss or any other instruments as may seem desirable to Landlord and any mortgagee for the collection of such insurance money, and Tenant hereby irrevocably nominates, constitutes and appoints Landlord as Tenant's proper and legal attorney-in-fact for such purpose, hereby ratifying all that Landlord may do as such attorney-in-fact of Tenant.

B. <u>TENANT TO MAINTAIN ITS OWN INSURANCE</u>

During the term of its lease and each and every renewal or extension thereof, Tenant shall maintain at its own cost and expense the following insurance in its own name and for its own benefit and shall name Landlord, its designees, and the owners and other tenants of the Premises as " additional insured" in accordance with subparagraph C of this paragraph 8:

(i) General accident, public liability insurance insuring against any liability occasioned by the Tenant's use of the Premises or the operation of Tenant's business. Such policy shall be written by an insurance carrier authorized to do business in the State of New York and acceptable to Landlord. The limit of liability shall be not less than one million dollars with respect to any one incident; and

(ii) Tenant shall obtain and maintain a worker's compensation insurance policy as required by law at required statutory limits; and

C. <u>CERTIFICATES OF INSURANCE</u>

The parties shall provide to each other certificates which shall name: Landlord, Dorchester Properties Ltd., Getty Petroleum Marketing Inc., Getty Properties Corp., Getty Realty Corp., the fee owner of the Premises and each of their respective parent and subsidiary companies and affiliates including but not limited to Lukoil Americas Corporation and Lukoil Americas, LLC, Tenant and each of their respective shareholders, directors, officers, employees, representatives and agents as additional insured and/or loss payees and shall contain the following endorsement "<u>Cancellation</u>: In the event of policy cancellation or material change, the Certificate Holder will be notified in writing at the address indicated, of such cancellation or material change, such cancellation or change to be effective not less than sixty (60) days after notice of such cancellation or change."

9. <u>"TRIPLE NET"</u>:

It is the intention of the parties that the Landlord shall receive the basic annual rent herein reserved free from all charges, expenses, damages and deductions of every description, except that Landlord shall pay the full amount of the current tax year real property taxes and tenant shall pay only the increase as provided in paragraph 6, and that the Tenant shall pay all the above items and expenses and damages which, except for the execution of and delivery of this lease, would have been chargeable against the Premises and payable by the Landlord. The Tenant, however, shall not be under any obligation to pay any franchise, excise, inheritance or income tax which is or may become payable by the Landlord or which may be imposed against the Landlord

INITIALS: LANDLORD ____ INITIALS: TENANT ____

or against the rents payable hereunder or upon the income or profits of the Landlord by reason of any law now in force or hereafter enacted, unless such taxes are a result of a shift of the incidence of taxation now and ordinarily imposed on realty.

10. ASSIGNMENT/SUBLEASE:

Neither Tenant nor any assignee of this lease, nor Tenant's legal representatives or successors in interest, by operation of law or otherwise, shall assign this lease, sublet the whole or any part of the Premises, or suffer a transfer of any portion of its common stock or cause the issuance of any additional common stock without the prior written consent of Landlord in each instance. No permitted assignment or sublease of the whole or any part of the Premises by Tenant shall in any way affect or reduce any obligations of Tenant under this lease, which accrue prior to the effective date of the assignment, but Tenant- assignor's future obligations under this Lease shall end. If this lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved on Tenant's account, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant and restriction, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the past or further performance by Tenant of the terms, covenants and conditions of this lease on the part of Tenant to be kept and performed. Prior to and in order for any assignment or transfer to become effective, Tenant or its transferee shall pay to Landlord a non-refundable administrative fee in connection with each such proposed assignment or transfer of the lease of the entire premises in the amount of twenty-five thousand ($25,000) dollars or ten thousand ($10,000) in the event of a sublease of less than the entire premises. (See paragraph 13 of the Commission Contract between the parties – only one fee shall be payable under both agreements). The consent of Landlord to an assignment or subletting shall not be construed in anyway to relieve Tenant [or its assignee] from obtaining the express consent in writing of Landlord to any further assignment or subletting. Any assignee shall be required to deposit as additional security, an amount equal to one months installment of the current basic rent. Tenant shall be entitled to assign this lease to a wholly owned subsidiary without the payment of any fee, provided a duplicate assignment agreement is provided to Landlord whereby the assignee assumes all the obligations to be performed by tenant under this lease.

11. LANDLORD'S ASSIGNMENT:

In the event of Landlord's assignment by Landlord of its interest in this Lease, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties or between the parties and the purchaser of the property (or assignee of Landlord) that such purchaser/assignee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

12. MAINTENANCE AND REPAIRS:

(a) Tenant covenants and agrees, at Tenant's own cost and expense, except as provided in subparagraph (b) to put, keep and maintain, in thorough repair and good order and safe condition, the buildings, improvements and paved surfaces standing upon the Premises at the commencement of the term hereof or thereafter erected upon the Premises or forming part of the Premises, and their full equipment and appurtenances owned by Landlord, and each and every part thereof, both inside and outside, nonstructural, extraordinary and ordinary, including but not limited to, all appurtenances thereto, and shall repair (and replace, if necessary and/or as required by law) the whole and each and every part thereof, in order to keep the same at all times during the term hereof, in thorough repair and good order and safe condition, howsoever the necessity or desirability therefore may occur, and whether or not the same shall occur, in whole or in part, of wear, tear, obsolescence or defects, latent or otherwise, and shall use all reasonable precaution to prevent

INITIALS: LANDLORD [signature]

INITIALS: TENANT GAS

waste, damage or injury thereto. Tenant shall also, at Tenant's own cost and expense, put, keep and maintain in thorough repair, good order, safe condition (including replacement, if necessary and/or as required by law), free from dirt, snow, ice, rubbish and other obstructions or encumbrances, the sidewalks, areas, curbs, curb cuts and the like in front of and adjacent to the Premises.

(b) Landlord shall be responsible for the maintenance and repair of the aboveground and underground petroleum storage tank systems including the tanks, lines, dispensers, hoses and nozzles.

(c) In addition to the foregoing Tenant shall "indemnify" and save harmless Landlord from and against any and all costs, expenses, claims, losses, damages, liabilities, fines and penalties, because of or due to Tenant's failure to comply with the foregoing, and Tenant shall not call upon Landlord for any disbursement or outlay of money whatsoever, and hereby expressly releases and discharges Landlord of and from any liability or responsibility whatsoever in connection therewith. In the event Landlord suffers any loss, cost, damage or liability whatsoever, on account of Tenant's failure to comply herewith, such costs, losses, damages, etc., may at Landlord's option be deemed immediately due as additional rent hereunder, without election of remedies.

(d) Tenant shall not use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any substances therein which may clog, erode, or damage the plumbing, pipes, lines, sewers or conduits of the Premises, whether through the utilization of "garbage disposal" units or otherwise. Tenant shall install such grease traps, as shall be necessary or desirable to prevent the accumulation of grease or other wastes in the plumbing facilities servicing the Demises Premises. Notwithstanding anything to the contrary, the foregoing shall not be deemed to permit Tenant to use the Premises for any use other than the use specified in paragraph "4".

13. COMPLIANCE WITH LAWS:

(a) During the term hereof Tenant shall, at Tenant's own cost and expense, promptly observe and comply with all present or future laws, rules, requirements, orders, directions, ordinances and all regulations of the United States of America or of the State, County or City governments, or of any other municipal, judicial, governmental or lawful authority whatsoever, affecting the Premises (including, but not limited to, those relating to storage, removal and disposal of any substances, materials and waste which are regulated under Federal, State and/or Local laws), and the use and occupancy thereof and/or its appurtenances and/or any part thereof, and/or the sidewalks or any areas adjacent thereto, and of any and all of its or their departments, bureaus or officials and of the Board of Fire Underwriters (or similar body) of the City of which the Premises are situated and/or any body exercising similar functions, and of all insurance companies writing policies covering the Premises, or any part thereof; and Tenant shall pay directly (or as additional rent due hereunder) all costs, awards, expenses, counsel fees, claims, losses, damages, fines and penalties that may in any manner arise out of or be imposed because of the failure of Tenant to comply with these covenants.

(a) Tenant shall maintain daily inventory records on a 10 day basis for all petroleum products and notify Landlord of any unusual inventory discrepancies. Report daily to a SIRA contractor appointed by Landlord to compile information necessary for the obtaining of SIRA or equivalent reports as permitted by environmental law and approved by Landlord. Such contractor shall submit copies of all reports and without limitation all correspondence with any governmental entity regarding the same.

14. MECHANIC'S LIENS:

(a) Tenant shall have no power to do any act or make any contract which may create or be the foundation for, nor shall Tenant permit or cause any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord, or of any interest of Landlord in the Premises, or upon or in the buildings, fixtures, equipment of Landlord or improvements thereon; it being agreed that should Tenant cause any alterations,

INITIALS:
LANDLORD [signature]

INITIALS:
TENANT [signature]

changes, additions, improvements or repairs to be made to the Premises, or material furnished to or labor performed at, therein or thereon, neither Landlord nor the Premises shall, under any circumstances, be liable for the payment of any expenses incurred or for the value of any work done or material furnished to the Premises or any part thereof; but all such alterations, changes, additions, improvements, repairs, materials and labor shall be fully paid and discharged at Tenant's expense, and Tenant shall be solely and wholly responsible to (and shall fully pay and discharge) all contractors, laborers and material men furnishing labor and material to said Premises and buildings or any part thereof.

(b) If any mechanic's or other lien or order for the payment of money shall be filed against the Premises, relating to or arising from the use, occupancy, act or omission of Tenant (whether or not such lien or order is valid or enforceable as such), Tenant shall, at Tenant's own cost and expense cause the same to be canceled and discharged of record (or bonded and removed) within thirty (30) days after the date of filing thereof, and Tenant shall indemnify, save harmless and defend Landlord from and against any and all costs, expenses (including reasonable attorneys' fees), claims, losses, liabilities or damages, suits, actions and proceedings resulting there from or by reason thereof.

15. <u>INDEMNIFICATION</u>:

(a) Landlord shall not in any event whatsoever be liable for any injury or damage to any person happening on or about the Premises, or for any injury or damage to the Premises, or to any property of Tenant, or to any property of any other person, firm association or corporation on or about the Premises (unless same shall have been caused by the direct and participatory negligence of Landlord). Tenant shall indemnify, save harmless and defend Landlord from and against any and all liability and damages, costs and reasonable counsel fees, and from and against any and all suits, claims, actions, proceedings, investigations, liabilities, damages and demands of every kind and nature, by or on behalf of any person, firm, association, corporation or governmental agency, arising out of or based upon any accident, injury or damage, however occurring, which shall or may happen in or about the Premises, or in or about the vaults, streets, sidewalks, areas or curbs in front of or adjacent thereto, and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Premises or of the vaults, streets, sidewalks, areas or curbs in front of or adjacent thereto.

(b) It is specifically understood that the Landlord is not responsible for any damages which may be caused to the Premises or to the equipment and fixtures now or hereafter located thereon, as a result of vandalism, malicious mischief, criminal trespass, civil insurrection or the commission of a crime and that any such damages are to be repaired, restored and replaced by Tenant at Tenant's sole cost and expense.

16. <u>SUBORDINATION</u>:

(a) <u>Mortgage</u>. This lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of any mortgage or mortgages on the Premises, or any part thereof, at the date hereof, and to any mortgage or mortgages, consolidated or otherwise, hereafter placed on the Premises or any part thereof, and to any and all renewals, modifications, refinances, assignments, consolidations, replacements, spreads, splits, extensions or substitutions of any such mortgage or mortgages. This provision shall be self-operative and automatic and no further subordinations or documents shall be required of Tenant in order to give this provision force and effect. Notwithstanding the foregoing, however, in the event the Landlord or its mortgagees or prospective lenders require additional memorization of this covenant, the Tenant agrees to promptly execute and furnish it.

(b) <u>Leases</u>. This lease and all rights of Tenant hereunder are and shall be subject and subordinate to any underlying leases of Landlord or by Landlord's main landlord and to any and all renewals, modifications or assignments thereof. If any underlying lease shall be canceled or terminated, then this lease shall be automatically terminated or cancelled, without any liability on the part of Landlord or Tenant.

INITIALS: LANDLORD ____ INITIALS: TENANT GAS

17. **ILLEGALITY**:

Tenant shall not permit said Premises or any part thereof to be used for any illegal, immoral or disreputable purpose (including, without limitation, any purpose associated with pornography or "adult entertainment"), or for any extra hazardous purpose, or for the storage of hazardous or toxic chemicals and substances; nor shall Tenant permit waste or nuisance thereon, under penalty of damages and forfeiture, and in the event of a breach hereof, the term herein may, at Landlord's option, terminate (pursuant to the provisions of paragraph "20" hereof).

18. **LANDLORD'S ACCESS**:

Tenant shall permit Landlord or Landlord's agents to enter the Premises at all reasonable hours for the purpose of inspecting the same, and also for the purpose of showing the Premises to persons wishing to purchase or finance the same (and during the year preceding the expiration of this lease, shall permit inspection thereof by or on behalf of prospective Tenants). If, at reasonable hours, admission to the Premises for the purposes aforesaid cannot be obtained, or if at any time an entry shall be deemed necessary for the inspection or protection of the Premises, whether for the benefit of Tenant or not, and in all cases of emergency or imminent waste, Landlord, or Landlord's agents or representatives, may enter the Premises, by any means reasonable in the circumstances, without rendering Landlord, or Landlord's agents or representatives liable to any claim or cause of action by reason thereof (except their gross negligence) and accomplish such purpose. The provisions contained in this paragraph are not to be construed as an increase of Landlord's obligations under this lease; it being expressly agreed that the right and authority hereby reserved does not impose nor does Landlord assume, by reason thereof, any responsibility or liability whatsoever for the repair, care or supervision of the Premises, or any buildings, equipment or appurtenance on the Premises. When practical, access shall be during ordinary business hours, without undue interruption of Tenant's ongoing business. Tenant shall also permit Landlord's posting of a "for rent" sign during the last Lease Year of the term hereof.

19. **INSOLVENCY and BANKRUPTCY**:

(a) If prior to or at any time during the term hereof, there shall be filed by or against the Tenant, who shall then be the owner of this lease, in any court pursuant to any statute either of the United States or any State, a petition in bankruptcy or insolvency or for reorganization, or for an arrangement, or for the appointment of a receiver or trustee of all or a portion of such Tenant's interest, assets or property, and within thirty (30) days thereafter the Tenant fails to secure a discharge thereof, or if the property of Tenant shall be taken by any governmental officer or agent pursuant to statutory authority for the dissolution or liquidation of Tenant, or if such Tenant shall make an assignment for the benefit of creditors, any such event shall be a default by Tenant and a breach by Tenant of this lease, and Landlord at Landlord's option may give Tenant or any such trustee, receiver, officer, agent or assignee, within a reasonable time after notice of the happening of any one or more of such events, a notice in writing stating that this Lease and the term hereby granted, shall cease and expire on a date not less than ten (10) days after the date of the giving of such notice; and upon the expiration of the time fixed by such notice; the term hereby granted shall wholly cease and expire in the same manner and with the same effect as if the date herein originally fixed for the expiration hereof, and Landlord shall thereupon be entitled to the immediate possession of the Premises and may institute summary proceedings against Tenant or may take any other suitable proceedings or action to obtain possession thereof.

(b) Notwithstanding the foregoing, it is understood and agreed that, without limitations of the Landlord's rights, in the event of a filing by or against the Tenant of a Petition under the Bankruptcy Laws of

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the United States, then and in such event, the Landlord may, upon 10 days written notice, move to vacate any "automatic stay" involving possession of the Premises, and the Tenant does hereby waive any opposition to such motion and does hereby consent to the granting of same. In addition, Landlord may retain and apply the security deposit against any pre-petition arrears, nun pro tunc, as if applied prior to the filing of such petition.

20. DEFAULTS AND TERMINATION:

(a) Anything to the contrary notwithstanding, if Tenant shall fail to pay to Landlord any installment of basic or any additional rent or other rent or other charges as and when the same shall become due and payable, and such default shall continue for a period of five (5) days after notice; or if the Premises becomes vacant, deserted, or abandoned for a period in excess of five (5) days (except in case of fire or similar casualty); or if Tenant shall default in the performance of or violate any of the other terms, covenants or conditions of this lease on the Tenant's part to be kept and performed, and such default or violation shall continue for a period of ten (10) days after notice; or if any execution or attachment shall be issued against Tenant, who shall then be the owner of this lease, or any of such Tenant's property whereby the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than such Tenant, and such condition shall continue for ten (10) days after notice; or if Tenant shall assign this lease or sublet the whole or any part of the Premises, without the prior written consent of Landlord, except as may elsewhere herein be expressly permitted, Landlord shall have the right, at Landlord's option, to terminate this lease and the term hereof, as well as all the right, title and interest of the Tenant hereunder, by giving Tenant five (5) days' notice in writing of such intention, and upon the expiration of the time fixed in such latter notice, this lease and the term hereof, as well as all the right, title and interest of Tenant hereunder, shall wholly cease and expire in the same manner and with the same force and effect (except as to Tenant's continued liability), as if the date fixed by such latter notice were the expiration of the term herein originally granted; and Tenant shall immediately quit and surrender to Landlord the Premises and each and every part thereof, and Landlord may enter into or repossess the Premises by any legal means, through summary proceedings or otherwise. The right granted to Landlord in this paragraph or any other paragraph of this lease to terminate this lease, shall apply to any extension or renewal of the term hereby granted. The notices above established shall substitute for any "statutory" demands or notices as would otherwise be required prior to institution of "non-payment" summary proceedings or plenary collection actions in the event rents are not paid as and when due.

(b) In the event of a cancellation or termination of this lease, either by operation of law or by issuance of a dispossess warrant (for non-payment of rent or for any other default hereunder) by the service of a notice of termination as above provided, or otherwise, for any cause or causes whatsoever, Tenant shall nevertheless, remain and continue liable to Landlord in a sum equal to all basic and all additional rents herein reserved for the period up through and including the last day of the sixth month following the month in which the Tenant surrenders possession of the Premises to the Landlord provided that Tenant gives at least 30 days written notice to the Landlord of its intention to surrender possession of the Premises. Landlord may re-enter the Premises, using such force for that purpose as may be legal in the circumstances without being liable to any prosecution for said re-entry or the use of such force. Landlord may repair or restore the Premises in such manner as to Landlord may be deemed necessary or advisable and/or let or relet the Premises or any or all parts thereof for the whole or any part of the remainder of the original term hereof or for a longer period in Landlord's name, or as the agent of Tenant. Out of any rent so collected or received, Landlord shall first pay to itself the expenses and costs, including reasonable attorneys' fees, of enforcing this Lease, retaking, repossessing and repairing and/or restoring the Premises and the expenses (including reasonable attorneys' fees, marshal's fees and moving expenses) of removing all persons and property there from, then the costs, including brokerage commissions, if any, of reletting (without obligation to so do), and second, pay to itself any balance remaining on account of the liability of Tenant for the sum equal to the rents reserved herein, and then unpaid by Tenant for the remainder of the original lease term herein. Any entry or re-entry, repossession or acceptance of possession by Landlord, whether had or taken under summary proceedings otherwise, shall not absolve or discharge Tenant from liability hereunder.

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(c) Should any rent so collected by Landlord after the payments aforesaid be insufficient to fully pay to Landlord a sum equal to all fixed and additional rents herein reserved, the balance or deficiency shall be paid by Tenant on the rent days above specified, that is, upon each of such rent days Tenant shall pay to Landlord the amount of the deficiency then existing; and Tenant shall be and remain liable for any such deficiency, and the right of Landlord to recover from Tenant the amount thereof, or a sum equal to the amount of all rents and additional rents herein reserved, if there shall be no reletting, shall survive the issuance of any dispossess warrant or other termination hereof; and Tenant hereby expressly waives any defense that might be predicated upon the issuance of such dispossess warrant or other termination or cancellation of the term hereof.

(d) Suit or suits for the recovery of any such deficiency or damages, or for a sum equal to any installment or installments of rent or additional rent payable hereunder, may be brought by Landlord, from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this lease or the term hereof would have expired by limitation had there been no such default by Tenant or no such termination or cancellation.

(e) Tenant hereby expressly waives service of any notice of intention to re-enter. Tenant hereby waives any and all right to recover or regain possession of the Premises or to reinstate or to redeem this lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

(f) Anything to the contrary herein contained notwithstanding, the Tenant shall be liable fully liable for and pay to the Landlord any and all costs, including but not limited to reasonable attorneys' fees, court costs, process service, warrant fees, moving expenses, which the Landlord incurs in the enforcement of the terms and provisions of this lease.

21. <u>REMEDIES AND WAIVERS</u>:

(a) In the event of a breach or a threatened breach by Tenant of any of the terms, covenants or conditions hereof, Landlord shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity, as if specific remedies, indemnity or reimbursement were not herein provided for.

(b) The rights and remedies given to Landlord in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others herein or by law or equity provided.

(c) In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due, if Landlord shall produce a bill, notice or certificate to the effect that such charge appears of record on the books in its office or appears as an open charge on the books, records or official bills of municipal authorities, and has not been paid.

(d) The receipt of rent by Landlord, with knowledge of any breach of this lease by Tenant or any default on the part of the Tenant in the observance or performance of any of the terms, covenants or conditions of this lease, shall not be deemed to be a waiver of any provision of this lease or shall same be deemed to prejudice or negate any notice, demand, process or proceeding, judgment or award.

(e) No receipt of money by Landlord from Tenant after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the term hereof, or affect any notice, judgment, order or award theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of basic or additional rent or other charges then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceedings, judgment or remedy; it being agreed that, after the service of notice to terminate or cancel this lease, and the expiration of the time

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therein specified, or after the commencement of suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment for the possession of the Premises, Landlord may demand, receive and collect any money then due or thereafter becoming due, without in any manner affecting such notice, proceeding, suit, action, order, warrant or judgment; any and all such money so collected shall be deemed to be payments on account for the use and occupation of the Premises, or at the election of Landlord, on account of Tenant's liability hereunder. Acceptance of the keys to the Premises, or any similar act, by Landlord, or any agent or employee, during the term hereof, shall not be deemed to be an acceptance of a "surrender" of the Premises (nor a release of any obligation of Tenant) unless Landlord shall specifically agree thereto in writing.

22. WAIVER OF REDEMPTION:

Tenant, for itself, and for all persons claiming through or under it, hereby expressly waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in an action of ejectment under any provision of law, after re-entry by Landlord, or after the issuance or entry of any warrant to dispossess or judgment in ejectment, or otherwise. If Landlord shall acquire possession of the Premises by summary proceedings or by ejectment, or in any other lawful manner with or without judicial proceedings, it shall be deemed a re-entry within the meaning of that word as used in this lease.

23. NON-WAIVER:

No default by Tenant in the payment of the basic or additional rent or other charges, and no failure or delay by Landlord to enforce the provisions of this lease upon any default by the Tenant, shall be construed as waiving Landlord's rights, nor any notices, judgments and warrants, nor of establishing any pattern or creating a custom of deferring payment or as modifying in any way the terms of this lease or as a waiver of Landlord's right to terminate this lease as herein provided, or otherwise, to enforce the provisions hereof for any prior or subsequent default.

24. WAIVER OF JURY TRIAL:

Landlord and Tenant, for themselves, their subtenant, legal representatives, successors in interest by operation of law or otherwise, and assigns, waive a trial by jury of any and all issues arising in any action or proceeding between any of the foregoing, upon, under or connected with this lease or any of its provisions, or the leased Premises, directly or indirectly or any and all negotiations in connection therewith or in regard to the use and occupancy of the Premises.

25. WAIVER OF COUNTERCLAIM:

The Tenant, for itself, any subtenant of the Premises, or any part thereof, its legal representatives, successors in interest by operation of law or otherwise, and their assigns agrees to withhold any claim or counterclaim which they may have in any action or proceeding by the Landlord, its successors or assigns, to recover the rent due or any holdover proceeding by reason of a default hereunder or the holding over by the occupants in possession, under the terms of this indenture of lease, and it is agreed that any such counterclaim shall be prosecuted in an independent and separate action, and that the bringing of such action shall not delay or defeat any action by the Landlord, its successors or assigns, as hereinbefore referred to in this paragraph.

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26. RE-ENTRY:

The words "re-enter" and "re-entry" as used herein is not restricted to their technical legal meaning.

27. PERMITS AND LICENSES:

(a) The Tenant shall obtain all necessary permits, licenses and certificates for the conduct of its business at the Premises, and shall at all times during the term of this lease obtain and renew, when necessary, at Tenant's own cost and expense, such permits, licenses, certificates and other authorizations. The suspension or revocation of the Tenant's right to legally operate the proposed business at the Premises, including orders or directions for the suspension of use of any underground tanks and lines, by any and all governmental agencies having jurisdiction thereof, shall be deemed a substantial violation of this lease. Tenant specifically acknowledges its responsibility to comply with all environmentally related laws, rules and regulations, including, without limitation, those relating to procedures for safe operation of tanks, lines and dispensing equipment.

(b) It is understood that the Tenant shall at all times maintain and continue the uses of the Premises as described in paragraph 4 hereof, and that at no time shall use as a gasoline service station be discontinued or abandoned (except for brief periods required to accommodate maintenance and repairs of the facilities). The Tenant shall obtain all necessary and legally required permits, licenses and certificates for the conduct of its business at the Premises and use and operation of the fixtures and equipment now or hereafter located thereon, and shall at all times during the term of this lease obtain and renew, when necessary, at Tenant's own cost and expense, such permits, licenses, certificates and other authorizations as may be required by law. The suspension or revocation of the Tenant's right to legally operate the proposed business at the Premises or to operate its fixtures and equipment, by any governmental agency having jurisdiction thereof, shall be deemed a substantial violation of this lease. Tenant specifically acknowledges its responsibility to comply with all environmentally related laws, rules and regulations.

28. CONDEMNATION:

(a) WHOLE or SUBSTANTIAL CONDEMNATION:

If the whole or a substantial part of the Premises shall be acquired or condemned by Eminent Domain or by other governmental or quasi governmental act, or under threat thereof, for any public or quasi-public use or purpose, then in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim whatsoever as against Landlord or the condemning authority for the value of its unexpired lease term, or for any part of any related award (except as may specifically be permitted hereunder. Tenant waives its rights to claim against the condemning authority for any part of any award except for relocation costs and the value of any affected trade fixtures and equipment of Tenant.

(b) PARTIAL CONDEMNATION:

In the event title to a portion of the Premises vests in the condemning authority and, in the reasonable judgment of the Landlord, the Tenant may continue to operate its business on the remaining portion of the Premises, then and in such event, this Lease shall terminate as to the portion taken, but shall continue as to the remaining portion [not taken], and the basic rentals due hereunder shall be apportioned, on a square footage", prorate basis, and reduced accordingly. The Landlord shall restore the affected portions of the Premises, but shall not be required to expend more than the amount allocated for it by the condemning authority, nor to make such expenditures prior to settlement and receipt of such sum from the condemning authority. There shall, however, be no abatement of rent during such period of restoration or any delays reasonably incurred prior thereto. The Tenant shall not be entitled to participate in any portion of any award resulting from such taking, however, if the Tenant's personal property, trade fixtures and equipment are

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damaged as a result thereof, the Tenant may make direct claim to the condemning authority for the depreciated value thereof.

- In computing the rental value of such taken areas, in order to equitably reduce the basic rent, it is agreed that the value of "unimproved" areas shall be valued at half the value of improved areas.

EXAMPLE: If the Premises consist of 100 sq. ft., at a total basic rental of $1,000/yr., and 10 sq. feet of unimproved area is taken, then the rental reduction shall be $5 per sq. foot taken.

(c) TEMPORARY CONDEMNATION:

In the event of a temporary taking or interruption of the Leasehold by public authority (i.e. an easement), then and in such event, this Lease shall be unaffected thereby; full rents shall be due and payable as and when due without abatement, and the Tenant shall have no claim against the condemning authority with regard thereto. Notwithstanding the foregoing, it is agreed that the Landlord shall credit the Tenant with any amounts received by Landlord from the condemning authority as consideration for such temporary easement, but only as, if and when received, and limited to the amount of rents paid by the Tenant for such period.

29. FIRE AND CASUALTY LOSS:

In the event of damage to or destruction of the Premises, or any part thereof, whether fire or other cause or casualty shall have caused such damage or destruction, the Tenant shall promptly give oral and written notice to the Landlord.

(a) If the damage is partial and the Premises are, in the sole judgment of Landlord, suitable for Tenant's continued use thereof, there shall be no abatement of rents and all rents and additional rents shall continue to be paid by the Tenant (less any rental value insurance received by the Landlord) and this lease shall remain in full force and effect subject to the following:

(i) The Landlord shall with reasonable dispatch, undertake the repair and restoration/replacement of the Premises to a condition substantially similar to the condition that existed prior to the loss.

(ii) Under such circumstances, Landlord shall have no responsibility for loss of contents, personal property, inventory and equipment owned by Tenant or third parties through the Tenant. Tenant shall replace such items at its sole cost and expense or claim it to its insurance carriers (waiving subrogation as against Landlord).

(iii) Tenant indemnities Landlord against all claims of third parties with regard thereto.

(iv) Delays in re-building due to factors beyond the reasonable control of Landlord shall be excused.

(b) In the event damage or destruction to the Premises is, in the Landlord's sole judgment, substantial or total, the Landlord may, at Landlord's option, terminate this lease by notice thereof given within ninety (90) days of Landlord's receipt of the notice of destruction. Under such circumstances, rents shall discontinue and abate as of the date of occurrence (subject, however, to the Landlord's rights to pursue its remedies against Tenant in the event the source or cause of destruction is related to culpable conduct of the Tenant, its agents, servants, employees, etc.). The Landlord shall be entitled to receive the full proceeds of insurance and the Tenant shall execute any and all documentation required to affect it. It is understood that the termination of this lease by reason of fire and casualty, shall not affect the obligation of the Tenant to make payment to the Landlord of all monetary obligations, which have accrued up to the date of termination and vacatur.

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(c) In the event the Landlord waives or fails to exercise its right of termination as provided at subdivision " (b) " above, then and in such event, Landlord shall restore the Premises in the same manner as provided in subparagraph "(a) (i)" above and all other provisions thereof shall be applicable.

(d) Tenant hereby waives the provision of Section 227 of the Real Property Law and agrees that the provisions of this paragraph shall govern the control in lieu thereof.

30. NOTICES:

All notices, demands and communications relating to this lease shall be sufficient if in writing and given by:

(a) Registered or certified United States mail, postage prepaid, return receipt requested, addressed as below provided. Such notice shall be deemed "given" and "received" upon the earlier of:

(i) actual receipt; or
(ii) refusal to accept delivery; or
(iii) 5 days after postmarked;

-or-

(b) Personal delivery or process service, which shall be deemed "given" and "received" upon actual receipt or refusal to accept same;

-or-

(c) Express mail or overnight courier (i.e. Federal Express), which shall be deemed 'given" and "received" upon the earlier of:

(i) actual receipt; or
(ii) refusal to accept delivery; or
(iii) by 3 p.m. of the next business day.

All such notices shall be addressed to the parties as follows (or at such other addresses as the parties shall designate in the manner above provided, from time to time):

To Landlord: 1733 Old Country Road LLC
90 Merrick Avenue, Suite 500, East Meadow, New York 11554

To Tenant: at 1733 Old Country Road, Riverhead, New York 11901 or
162 Miller Place Road, Miller place, NY 11764

It is agreed that notices emanating from or received by the parties' attorneys as above designated, or as substituted from time to time in the manner above provided, shall be deemed to be authorized by the parties hereto and binding upon them.

31. MODIFICATIONS:

Any modification of the terms and conditions of this lease, or any part thereof, shall be of no force and effect unless in writing, duly executed by both parties hereto.

32. "AS IS":

Tenant has inspected the Premises and is fully familiar with its present condition, and the Landlord has made no warranties or representations with regard to same, and Tenant agrees that the provisions of this paragraph shall be applicable in all respects, regardless of the present condition of the Premises.

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33. EQUIPMENT AND FIXTURES:

It is the Tenant's responsibility to preserve and protect all of the existing equipment, listed on the annexed schedule of equipment leased, located on, within and under the Premises during the term of this lease. At the end of the lease term or sooner termination hereof, at the Landlord's option, the equipment and any replacements, modifications or additions thereto including any improvements made by the Tenant shall become and be deemed the Landlord's property unless the Landlord elects to require the Tenant to remove it.

34. NO SERVICES:

Landlord shall not be required to furnish air, light, heat, water, electricity, gas or any other services to the Premises and the Landlord shall not be liable to the Tenant or any person or persons, firms, associations, corporations or entities, for any failure of the water supply, electricity, gas, or any other service in and about the Premises nor for injury or damages to person or property caused by any such failure or caused by the elements or by any other person in and about the Premises, or which might result from the leakage or flow of any system, gas, electricity, water, rain, ice or snow from any part of the Premises or portions thereof or from the streets adjacent thereto, nor shall the Landlord be liable for any latent defects in or on the Premises, buildings, fixtures, equipment and appurtenances thereto, including the sidewalks on and adjacent to the Premises. Tenant shall promptly and timely pay all utility charges of the utilities, if any, furnishing such services to the Premises.

35. SURRENDER ON EXPIRATION OR TERMINATION:

Upon the expiration or sooner termination of the term hereof, the Tenant shall surrender possession of the Premises to the Landlord, vacant (free of all occupants and under tenants), broom-clean and in good condition. The Tenant's failure to so vacate shall subject Tenant to liability for and Tenant agrees to pay the Landlord's damages, costs and counsel fees resulting there from; and the Tenant agrees that its "use and occupancy" in the event of its holdover of the Premises (in whole or in part, actual or constructive) shall be at a rate which is twice (2 times) the last monthly basic rents and taxes due pursuant to this lease, for each month or part thereof that such holding-over persists.

36. LATE PAYMENTS AND REPEATED DEFAULTS:

(a) It is understood and agreed that in the event rent is paid more than ten (10) days after due date, there shall become due and payable a "late charge" of five (5 %) percent of the amounts outstanding for each month or part thereof that same remain in arrears, inclusive of rents and additional rents. Said late charge shall be deemed "additional rent" for all purposes.

(b) If the Tenant shall default (i) in the timely payment of basic rent or additional rent, and any such default shall continue or be repeated for three (3) consecutive months or for a total of five (5) months in any period of twelve (12) months or (ii) if Tenant shall default more than three (3) times in any period of twelve (12) months, in the performance of any other obligation of this lease to be performed by Tenant, then, and in such event, Landlord may serve the said five (5) days' notice of termination referred to in paragraph 20, upon Tenant, without affording to Tenant an opportunity to cure such further default.

37. ALTERATIONS:

(a) Tenant shall make no structural alterations or changes to the Premises (maintenance elsewhere herein required, excepted) without the prior written consent of the Landlord in each instance, which may be withheld, denied or delayed without cause, and which if granted, may be conditioned upon bonding performance, plans, and any and all other reasonable requirements of the Landlord (and requirements of its

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mortgagees). Such consent, if granted shall in no way obligate the Landlord nor release the Tenant from liability for all costs relating to or arising out of such alteration.

(b) It is understood and agreed that as to any and all alterations made by the Tenant (provided consent has been granted), in addition to the other provisions of this lease applicable thereto, such alterations, modifications and additions shall, at the end of the term or sooner termination hereof, at the Landlord's option, become and be deemed the Landlord's property unless the Landlord elects to require that the Tenant remove same and restore the Premises to its prior condition. In the event of the Tenant's removal of said additions, modifications and alterations, contrary to the provisions of this paragraph, the value thereof (in Landlord's sole but reasonable judgment), shall be deemed additional rent due and payable. It being understood that unless the Landlord elects, in writing, for the Tenant to remove such installations and restore the Premises, said installations shall remain as part of the Premises and the property of Landlord.

38. **EXCULPATION**:

If the Landlord or any successor in interest be an individual, joint venture, tenancy in common, co partnership, unincorporated association, or other unincorporated aggregate of individuals (all of which are referred to below, individually and collectively, as an "unincorporated Landlord") or a corporation, then, anything elsewhere to the contrary notwithstanding, Tenant shall look solely to the estate and property of such unincorporated or corporate Landlord in the land and building of which the leased Premises are a part (and the proceeds thereof), for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of the lease to be observed and/or performed by Landlord, and no other property or assets of such unincorporated or corporate Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

39. **SECURITY**:

Lessee has deposited with the Company the sum of **$19,000** as security for its performance by Lessee of the provisions of this lease. In the event of Lessee's default or failure to comply fully with the provisions of this lease, Company may use, apply or retain the whole or any part of the security deposit to the extent required for the payment of any obligation of Lessee. In the event that Lessee fully complies with the terms and conditions of this lease, the security deposit less any deductions shall be returned to Lessee after the end of the term and after delivery of possession of the Station is given to the Tenant with the interest earned in the bank account in which it was deposited, less the bank's administrative charges if any.

40. **BINDING**:

This lease shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, their executors, administrators, heirs-at-law, personal representatives and all persons claiming any rights by, under and through same, unless otherwise excluded herein.

41. **SIGNAGE**:

The Premises shall be identified as a "LukOil Gasoline" station. Tenant may not change, affix or install signs to the Premises without the Landlords written consent and further provided Tenant obtains all applicable licenses, approvals, permits, carries and maintains liability and property damage insurance covering same, and complies with all laws, rules, regulations of every governmental authority having jurisdiction thereof, pays all illuminated (and other) sign charges and taxes thereon, stays within the record lines of the Premises, suffers no nuisance to surrounding residences and businesses, and complies with all reasonable (in Landlord's judgment) rules and procedures of Landlord. Tenant may not change the identification sign to be attached to the Premises. Landlord shall have the right to change the brand of the identification sign at any time.

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42. AMBIGUITY -NO PRESUMPTION:

This agreement is the product of negotiations between the parties, both sides being represented (or having an opportunity to be represented) by counsel. The mere fact that one party or the other drafted, typed, printed or produced the written form hereof shall not be construed to prejudice such party not to raise any presumption in law or equity against the defending party by reason of possible ambiguity.

43. COUNTERPARTS:

If this lease has been executed in several counterparts, each counterpart shall be deemed an original and the combined counterparts shall constitute but one and the same instrument.

44. USE OF SINGULAR/PLURAL/GENDER:

The singular includes the plural and the plural includes the singular; use of male or female gender references shall include one and the other.

45. TENANT'S ESTOPPEL:

At any time and from time to time, within twenty (20) days after request by Landlord, by written instrument, duly executed and acknowledged, Tenant shall certify to Landlord, any Mortgagee, assignee of a Mortgagee, any purchaser, or any other person specified by Landlord, to the effect that (a) Tenant is in possession of the Premises; (b) this lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and setting forth such modification); (c) whether or not there are then existing set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant (and if so, specifying the same); and (d) the dates, if any, to which any rent or other charges have been paid in advance.

46. INVALIDITY OF PARTICULAR PROVISIONS:

If any provision of this lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this lease shall be valid and be enforced to the full extent permitted by law.

47. CAPTIONS AND HEADINGS:

It is understood and agreed that the captions and headings as appear in this lease, are for convenience only and are not determinative of the contents or affect of the clauses hereof.

48. COUNSEL:

The parties hereto acknowledge that each has either been represented by legal counsel of its choosing or has had the opportunity to obtain counsel for the purposes of explaining the implications of the provisions of this agreement, and the parties hereto each agree to waive any defense based upon allegations concerning lack of knowledge and/or understanding of this document, or failure/refusal to seek or accept the advice of legal counsel.

49. COVENANT OF QUIET ENJOYMENT:

Landlord warrants and represents that it has full authority to execute this lease for the above term. Landlord convents that upon Tenant's paying the rent and the additional rent and it performing its covenants,

Tenant may peaceably and quietly have, hold and enjoy the Premises, subject nevertheless, to the terms and conditions of this lease. This covenant shall bind Landlord only so long as it is the owner of the Premises.

50. ENVIRONMENTAL CONDITIONS:

(a) Environmental Violations: If, during the term of this lease, the Landlord reasonably determines that hazardous or toxic substances, waste materials or other items have been handled, stored at or located or emitted upon the Premises, which could result in the contamination of the surfaces, sub surfaces, soil, underground water systems or other related areas of the Premises, then and in such event, and at the option of the Landlord, the Landlord may enter upon the Premises at any time during the term of this lease (or immediately subsequent thereto) to test the surfaces and sub surfaces thereof for contamination of the environment. In the event contamination is identified which can reasonably be associated with the Tenant's use and/or occupancy of the Premises (or those visiting, using or occupying same by, through or under the Tenant), then the Tenant shall be responsible for the immediate cessation of any activities contributing thereto and for the costs of remediation and restoring the Premises and cleaning the environment thereof to safe and legal levels. The Landlord may, without limiting the liability of the Tenant, apply the security deposit or any part thereof, against this obligation, including, but not limited to reimbursement of costs of testing, analysis, monitoring, reporting, treating, remediation and restoring same and associated fines and penalties, if any.

51. RENT AFTER TERMINATION OR DURING ANY HOLDOVER PERIOD.

If Tenant remains in possession of the Premises after the Expiration Date of this lease, Tenant may at Landlord's option, be considered a Tenant from month-to-month. During this period, the Basic Rent and all items of additional rent shall be two (2) times the annual rates of Basic Rent and additional rent which are in effect during the month preceding the Expiration Date, which the Landlord and Tenant acknowledge is the fair value of the use and occupancy of the Premises during such period. No such period shall be deemed to be an extension or renewal period under this lease.

52. RENOVATIONS TO THE PREMISES.

It is a material condition under which the Landlord entered into that Tenant agreed to make the following renovations at Tenant's sole cost and expense, to the Premises within two (2) months of the Commencement Date:

a) Installation of a walk-in freezer/refrigerator;

b) All necessary shelving, counters and other equipment to fully equip the convenience store subject to a mutually acceptable floor plan between Landlord and Tenant; and

c) An in store video system with Slomins at a total cost of $2,845 in accordance with contract dated October 15, 2004.

d) An alarm system with Slomins at a monthly monitoring rate of $24.95 in accordance with contract dated October 14, 2004.

At the end of the lease term or sooner termination hereof, at the Landlord's option, the equipment and any replacements, modifications or additions thereto shall become and be deemed the Landlord's property unless the Landlord elects to require the Tenant to remove them. If Tenant fails to complete the renovations/replacements with one (1) month from the Commencement Date, this lease shall expire on the last day of the one (1) month as though the parties originally specified that date as the Expiration Date. This clause is acknowledged by the parties to be a "conditional limitation."

INITIALS:

LANDLORD [signature]

INITIALS:

TENANT GAS

53. CROSS DEFAULT:

If the "Commission Contact" entered into by Tenant as "Operator" simultaneously herewith is terminated, or Tenant defaults in performance of any obligation or term of the Supply Contract covering the Premises, such termination or default shall constitute a default under this lease.

54. LANDLORD'S RESERVATION OF RIGHTS

Landlord reserves to itself the following exclusive rights in addition to its other rights under this lease:

(a) To make repairs, alterations or additions to the gasoline storage tank system (including the dispensers);

(b) To add additional dispensers or replace the existing dispensers;

(c) To add to or replace the existing storage tanks;

(d) To install, alter and replace coin operated vacuum or air machines;

(e) To install an additional canopy; and,

(f) To install additional curb cuts or allow openings in the current fence at the Premises for access to and egress from the Premises for pedestrians and motor vehicles.

55. DEFINITIONS:

(a) Alteration: includes any replacement, improvement of, or change to, the leasehold Premises improvements, surfaces, sub surfaces, or any portions thereof, including structural and other changes therein.

(b) Award: means the award for or the proceeds of any taking, less all expenses in connection therewith, including reasonable attorneys' fees.

(c) Claims: means any claims, suits, proceedings, actions, causes of action, responsibility, liability, demands, judgments and executions.

(d) Damage: includes the words "and destruction", "or destruction", "and destroy", as the case may be.

(e) Defend: shall to Landlord mean (at Landlord's option) bear the cost of legal defense by Landlord's attorney, or directly furnish and provide legal counsel acceptable or its insurance carrier.

(f) Leasehold Improvements: means buildings, structures, and other improvements the Premises- and alterations made thereto from time to time; and all personal property affixed to or used in connection with the operation, maintenance, protection and safety of the Premises or such buildings, structures or other improvements.

(g) Landlord: means the owner leasehold interest in the Premises.

(h) Tenant: shall, as context requires, include the Tenant's employees, agents, servants and invitees.

(i) Repair: includes the words "put", "keep", "maintain", "replace and/or restore", replacement or restoration", as the case may be.

INITIALS:
LANDLORD

INITIALS:
TENANT

(j) Taking: means the taking of or damage to the Premises or any portion thereof, as the case may be, as the result of the exercise of any power or eminent domain, condemnation or purchase under the threat thereof.

(k) Vesting Date: means, with respect to any taking, the date on which the condemning authority shall have the right to possession of the Premises, or any portion thereof, as the case may be.

(l) Including: shall be deemed to mean "including, but not limited to".

IN WITNESS WHEREOF, the parties hereto have fully executed this agreement the day and year first above written.

Witness: ______________________

1733 OLD COUNTRY ROAD LLC

By: ______________________
ROBERT DEL GADIO, MANAGER

Witness: ______________________

ROCKELLE CORP.

By: ______________________
GERARD STEPHAN, PRESIDENT

STATE OF NEW YORK)
ss.:
COUNTY OF NASSAU)

On the 5th day of January, 2005 before me, the undersigned, a Notary Public in and for said state, personally appeared Stephan Gerard, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____
Notary Public

SCHEDULE OF EQUIPMENT LEASED

1. SINGLE POLE IDENTIFICATION SIGN.
2. TWO (2) 10,000 GALLON UNDERGROUND GASOLINE STORAGE TANKS.
3. ONE 2,000 GALLON ABOVE GROUND DIESEL TANK AND FOUR STEP MOVABLE STAIRS.
4. FIVE (5) AREA LIGHT POLES AND LIGHT FIXTURES.
5. FOUR (4) HAND HELD FIRE EXTINGUISHES.
6. ONE (1) DUAL GILBARCO DIESEL PUMP SERIAL # AR00194.
7. ONE THREE (3) PRODUCT PRICE SIGN INTERNALLY ILLUMINATED.
8. THREE WAYNE (3) SINGLE HOSE BLENDING DISPENSERS SERIAL #'S WN-19354-8/04-B1; WN-19354-8/04-B2; WN-19354-8/04-B3.
9. FIVE (5) BRASS BUILDING LIGHT FIXTURES.
10. ONE RUBY SUPERSYSTEMIIWITH VERIFONE PRINTER SER # 207-970-157.
11. ONE VERIFONE OMNI 3200 EPOS CARD SWIPE & PIN PAD.
12. VEERDEROOT TLS 350.
13. OMNTEC ELP 212IPD2.
14. NINE (9) INTERAL BUILDING LIGHT FIXTURES.
15. AMERICAN STATNDARD HVAC UNIT SER # 404101599L, MODEL# 4SC060A3HA1B.
16. FIRE SUPPRESSION SYSTEM.
17. CANOPY
18. THREE THREE PRODUCT PUMP TOP PRICE SIGNS.

G:\Montgomery - Dorchester\1733 Old Country Road, Riverhead\Lease-Commission Contract with Operator\03A 1733 Old Country Road lease.doc

COMMISSION CONTRACT

Contract dated as of January 5, 2005between 1733 OLD COUNTRY ROAD LLC, hereinafter called "Company," having its principal office at 90 Merrick Avenue, Suite 500, East Meadow, New York 11554 and ROCKELLE CORP., 162 Miller Place Road, Miller Place New York ("Operator") and having a place of business to conduct a gasoline station at 1733 OLD COUNTRY ROAD, RIVERHEAD, NEW YORK, hereinafter called the "Station". Account # 58845.

Company and Operator hereby agree as follows:

CREATION OF FRANCHISE

1. Company shall deliver and Operator shall sell as commission agent, during the entire term of this contract and any extensions and renewals hereof, the gasoline, diesel fuel, motor oil and other products marketed and used by Company as determined by Company.

BRAND

2. The Station shall be identified by a brand to be determined by Company at its sole discretion, from which only gasoline supplied by Company or its designee may be sold. Company shall have the exclusive right to change the brand identification of the gasoline station at any time.

TERM OF CONTRACT

3. The term of this contract shall be for a period beginning January 1, 2005 and ending December 31, 2014 unless sooner terminated as provided in this contract.

EXTENSION RENEWALS

4. In the event the term of this contract should be extended or renewed, which may only be done by a writing signed by both parties or Operator continues in possession of the station or holds over after the expiration of the term, all of the terms and conditions of this contract shall continue to apply. Any such holdover shall only be deemed to be on a month-to-month basis.

PRICE FOR PRODUCTS

5. The prices for the products sold to the public shall be posted or listed by Company at the time and place of delivery. All prices are subject to change by Company. Company shall pay Operator a commission as set forth in paragraph 6 hereof. If Operator fails to change posted prices as and when directed by Company, this shall be an event of default under this contract and Company shall have the right to deduct from the commission due to Operator pursuant to paragraph 6 of this contract, the difference between the posted price charged to customers and the price that Operator was directed to post and charge on each gallon and grade of product sold until such time as Operator charges and posts the price directed by Company.

COMMISSION

6. Company agrees to pay to the Operator a commission at the rate set forth in the table below for each gallon of gasoline and diesel fuel sold through the Company's marketing equipment during each calendar month and paid by Operator to Company:

Range of Gallons	Cents per Gallon
All gallons	$ .075 per gallon

Operator will invoice Company on the first business day of each month, setting forth the gallonage sold (on a gallon-per-day basis by grade) and

commission earned during the previous week. Operator shall also supply pump readings showing dollar and gallonage amounts and inventory reconciliation. Company shall pay to Operator the commission earned within 7 days of receipt of invoice. The commission is Operator's sole remuneration for the services to be provided hereunder and Operator shall not receive any other compensation or reimbursement, unless approved in writing by Company. For the second year of this contract and each year thereafter the rate of the commission shall be increased one and one half percent over that in effect for the pervious year. (i.e.: in the second year it shall be $.076125; in the third year $0.77267).

TAXES

7. Unless otherwise specified, prices include taxes, duties, fees or other charges that Company may be required to collect or pay pursuant to any present and future laws, orders and regulations of any governmental authority.

SALES INFORMATION

8. Operator shall provide information daily of the number of gallons of gasoline and other product sales, including the total dollar amount. Operator shall permit Company to inspect Operator's books and records relating to such sales, and shall provide such other information as the company from time to time shall request, as in its judgment, it shall deem necessary.

MAINTAIN INVENTORY RECORDS

9. Operator shall maintain accurate daily inventory records on a 10 day basis for all products and notify Company of any unusual inventory discrepancies. Report daily to an SIRA contractor appointed by Company, its daily inventory reports. Operator shall provide copies of such records to Company upon request. Company shall not be responsible for any loss, leakage or shrinkage of petroleum products at the Station through or from any tank or other equipment. Furthermore if Operator fails to maintain accurate daily inventory records or to notify Company of any discrepancies and Company is required to test underground storage tanks and/or other equipment at the Station, Operator shall be responsible for any and all costs associated with such required testing.

INVENTORY & REVENUE RESPONSIBILITY

10. (a) Operator agrees to be responsible for the inventory belonging to the Company and for the collection of all money for the sale of sold inventory. Cash receipts for sale of all products shall be deposited in station drop safes according to Company procedures. Operator shall be trustee and custodian of Company funds and shall make adequate provisions for turning such funds over to the Company in accordance with this rider or Company's instructions, that may change from time to time.

Operator shall deposit the daily cash receipts from each day's sales no later than 2:00 p.m. on the following banking day into a bank account specified by Company. The cash receipts for Friday, Saturday and Sunday shall be deposited no later than 2:00 p.m. on the following Monday. In addition, Operator shall be prepared daily, by 8:00 a.m. to telephonically communicate to Company all information necessary to reconcile the previous day sales, including but not limited to meter readings, records of deliveries and sales. Operator agrees to accept only cash U.S. currency for the sale of Company's products. Checks are not an acceptable form of payment for Company's products in the ordinary course of business. Operator shall deposit only U.S. cash currency proceeds from the sale of Company's products into a bank account specified by Company. Operator shall not substitute checks for cash, which has been received from the sale of product. Substitution of checks for cash U.S. currency proceeds shall be deemed to be a deceptive act on the part of Operator, and shall constitute a

default under this contract.

FINANCIAL RESPONSIBILITY OF OPERATOR

(b) Operator will accept responsibility for the following:

(a) All loss of Company funds entrusted to the care of Operator's employees or Operator, regardless whether such loss is due to robbery, burglary, negligence, willful act or misconduct of the employees or Operator; and

(b) All shortages of funds due to miscalculation or unintentional mishandling of funds during normal product cash exchanges; and

(c) Operator will be responsible for credit card chargebacks from Company; and

(d) Operator will be responsible for and hereby agrees to reimburse Company for all losses of inventory due to the willful act, o r misconduct of Operator or Operator's employees. Operator shall use due care to protect Company from loss, destruction and theft, and hereby agrees to reimburse Company, at the prevailing dealer tankwagon price, for such loss, destruction and theft; and

(e) Operator will be responsible for shortages due to "drive-offs"; and

(f) Operator will cause to be properly prepared daily, all reports and statements now required or which may hereafter be required by Company to be made under the terms of this Contract.

TAMPERING

11. Operator shall not tamper with the pump totalizers.

TITLE TO PROCEEDS AND PRODUCTS; GRANT OF SECURITY INTEREST

12. All income and accounts receivable arising from the sale of Company products shall be and remain the sole property of Company. It is understood that company shall retain title to all such products delivered by or for Company to custody of Operator for the account of Company and that title to products shall remain in Company until sold to Company's customers. Company will not furnish a petty cash fund for the operation of the facility. Operator hereby grants to Company a security interest and the consignment of company's products. In the event of a default by Operator, Company shall have the right, at any time, without prior notice, to lock the pumps on the Station and Company shall have the right to remove its motor fuels and other products from the Station.

TRANSFER OR ASSIGNMENT; TRANSFER FEE

13. This contract shall not be transferred or assigned by Operator without obtaining the Company's prior written consent. In the event of an assignment, Operator shall continue to remain primarily liable to Company, jointly and severally with its assignee, for the performance of all Operator's obligations for the remainder of the term of this contract. Prior to any assignment or transfer, Operator or its transferee shall pay to Company a non-refundable administrative fee in connection with each such proposed assignment or transfer in an amount to be specified by Company from time to time which Company determines compensates Company for cots and expenses incurred with assignments and transfers. Without limiting Company's right to change such fees from time to time, Operator acknowledges that the fee in effect on the date of this contract is $25,000.00. The fee in effect for a subletting a portion of the building for the operation of a franchise is $10,000.00. (See paragraph 10 of the lease between the parties – only one fee shall be payable under both agreements).

DELIVERY

14. Deliveries may be made at the Station on any day of the week and at any time of the day or night and shall be promptly received by Operator. Operator agrees to receive deliveries by unmetered trucks. Deliveries shall

be made only after orders have been placed by Operator.

COMPANY'S INABILITY TO DELIVER

15. Company shall not be liable for loss or damage caused by any delay or failure to supply products because of compliance with any order, law or regulation of any governmental authority or public officer, or when the supply or distribution of products as contemplated by Company is interrupted, unavailable or inadequate because of wars, hostilities, public disorders, acts of enemies, sabotage, strikes, lockouts, labor or employment difficulties, fires, floods, acts of god, accidents or breakdowns, plant shut downs for repair, maintenance or inspection, weather conditions or any cause beyond Company's control whether or not similar to the foregoing.

CONTRACT SECURITY

16. Operator has deposited with Company the sum of **$20,000** as security for the performance by Operator of the provisions of this contract. In the event of Operator's default or failure to comply fully with the provisions of this contract, Company, may use, apply or retain the whole or any part of the security deposit to the extent required for the payment of any obligation of Operator. This security deposit may also be applied to Operator's obligations under any other agreement with Company or to any other obligation of Operator. In the event that Operator fully complies with all of the terms of this contract and any other agreements between the parties, the security deposit shall be returned to Operator without interest.

MANAGEMENT

17. Operator is an independent businessperson and is to conduct its business in its own name and at its own cost and expense. Operator shall not assume or create any obligation or responsibility on behalf of or in name of Company, or bind Company in any manner, or make any representation or commitment on behalf of Company.

FULL TIME OPERATION

18. Operator agrees that Operator shall not operate the Station as an absentee owner. Operator shall devote Operator's full time and energies to the operation of the Station.

USE

19. Operator shall use the Station only for the sale of gasoline and as convenience store in conformance with the certificate of occupancy for the Station. Operator may not use the Station for the sale or repair of automobiles or for any other use without the Company's prior written consent.

COMMINGLING

20. Operator shall not mix any petroleum products supplied by anyone with Company's products or that of its designee, or adulterate them in anyway.

EXCLUSIVITY

21. Operator shall sell only gasoline and other petroleum products from the Station supplied by Company or its designated supplier; and shall not sell gasoline or petroleum products supplied by anyone else.

COMPLIANCE WITH LAW

22. Operator shall promptly comply with all present and future laws, orders and regulations of all governmental authorities with respect to the Station and the use of the equipment thereon.

ADVERTISING AND SIGNS

23. Operator shall obtain Company's approval for all signs and advertising, including color schemes prior to their use at the Station. Operator shall not remove or cover over any signs either currently at the Station or hereafter approved by Company.

LEASE 24. Operator shall fully and completely comply with the provisions of the Lease Agreement entered into by Operator as tenant of the Station or any other agreement between the parties. Any breach or termination of the Lease Agreement or of any other agreement between the parties shall constitute a breach or termination of this contract.

LICENSES & PERMITS 25. Operator shall obtain all required permits and licenses and pay all expenses, taxes and fees in connection with the maintenance and operation of the Station, the equipment and the business conducted thereon including the periodic testing of the underground gasoline storage tanks and lines.

INDEMNITY 26. (a) As part of this business relationship, Operator acknowledges that in furtherance of obligation to assume full and complete responsibility for the operation of the Station, it has agreed to fully and completely be responsible for any liability to any third parties in any manner relating to the premises or the operation of the business conducted from the premises. Accordingly, Operator, by reason of the terms of this paragraph, relieves the Company from any liability, for any acts or omissions. Operator assumes responsibility for liability to third parties as a result of not only its own negligence by also that of the Company, to the extent permitted by law. Operator understands that it can obtain insurance for the responsibility that it is assuming by this paragraph in the amount of $1,000,000.00 and, in doing so; name Company and its designee as an additional insured. However to the extent that Operator does not obtain insurance which covers the risk or the limits insurance policy are exceeded, Operator shall be responsible as set forth in the following subparagraph (b); and (b) Operator agrees to defend, indemnify, and hold Company, its designee and its subsidiaries and the respective directors, officers, employees, agents and the owner of the premises harmless from and against any and all claims, demands and actions for, or in any way connected with, and accident, injury or damage whatsoever to any person or property arising out of or incidental to, in any manner, the operations (including storage and handling of gasoline) to be carried out pursuant to this contract or any related document or by reason of any casualty, or occurring on any of the sidewalks, drives, curbs, streets adjoining the same, or from the equipment and facilities therein, regardless of any defects thereon, or from any act or omission of Operator or any subtenant or assignee and the respective licenses, servants, agents, customers, employees or contractors, and from any and all attorney's fees, costs, expenses and liabilities including all costs, disbursements and attorneys fees in connection with and incidental to the establishment of this indemnity obligation otherwise known as "pursuit costs", incurred in connection with any such claim or proceeding brought thereon whether such claims or actions are rightfully or wrongfully brought or filed.

INSPECTION QUALITY CONTROL 27. Operator shall permit Company or its designee, by its representatives or agents to enter onto the Station at any time to inspect the Station, to obtain samples of gasoline and other products, and to take pump and gasoline stick readings.

HOURS OF OPERATION 28. Operator shall **keep the premises open for the sale of gasoline 7 days a week, 16 hours a day, 365 days per year.** To the extent that any current or future law limits the hours of operation of the station, then the maximum amount of hours and days the Station shall be kept open for the sale of gasoline in accordance with this agreement shall the maximum permitted by law.

STANDARDS OF OPERATION

29. Operator shall operate the Station in accordance with Company's designated supplier's standards of quality, appearance, cleanliness and service, which shall include but not be limited to: providing adequate illumination for the Station by replacing bulbs and making necessary repairs; and, by providing qualified and neatly dressed and courteous attendants to render first class service to customers. Operator shall keep the office and bathroom clean and supplied. The Operator shall keep the area around the office/convenience store and the petroleum dispensing pumps clean and free of debris, snow and ice. Operator shall at his own expense paint using colors selected by Company at least once every five years: the building, office/store area, bathroom, curbs, signs, poles, and the dispensing islands. Operator shall comply with such other reasonable standards as adopted or implemented by Company from time to time hereafter to enhance the image of the Station.

WATER CONTAMINATION

30. Operator shall prevent water contamination of gasoline by daily tank gauging, in compliance with water testing procedures followed generally in the industry and causing excess water to be removed an properly disposed of.

EVENTS OF DEFAULT

31. Operator and Company recognizes that each provision of this contract is a material and substantial condition of the agreement between Company and Operator, whereby Operator is required to sell Company's products. Company may immediately terminate this contract, upon two (2) days written notice to Operator or such other notice given in accordance with applicable law (or without notice in the event of a misbranding or trademark violation), and in any manner take possession of the equipment and at its option may suspend deliveries of gasoline or petroleum products during any, period of default, in the event Operator does not comply with any one of the terms and conditions of this contract, or upon any violation of any applicable law, statute, rule or regulation, including by way of illustration but not limited to the happening of any one of the following events:

(a) If Operator fails to comply with the use provisions and restriction as provide in paragraph 16 hereof; or

(b) If Operator ceases to operate the Station primarily for the sale of gasoline, or

(c) If any lease or sublease covering the Station is terminated, or operator defaults in performance of any obligation or term of any lease or sublease covering the Station, such termination or default shall constitute a default under this contract; or

(d) The occurrence of an event, which is relevant to the relationship of Company and Operator under this contract and as a result of which, termination of this contract is reasonable. For example, but not by way of limitation:

(1) Fraud or criminal misconduct by Operator relevant to the operation of the Station; or

(2) Filing for or declaration of bankruptcy or judicial determination of insolvency of Operator;

(3) Operator's death or continuing severe physical or mental disability of at least three (3) months duration which renders Operator unable to provide for the continued proper operation of the Station; or

(4) Condemnation or other taking, in whole or in part, of the Station

pursuant to the power of eminent domain; or

(5) Loss by Company of its right to grant the right to use the pertinent trademark, except if such loss is through the fault or negligence of Company; or

(6) Destruction of all or a substantial part of the Station; or

(7) Failure of Operator to pay to Company in a timely manner when due, all sums to which Company is legally entitled; or

(8) Failure of Operator to operate the Station for two (2) consecutive days or for such shorter period of time which Company deems to be an unreasonable length of time, considering the surrounding facts and circumstances; or

(9) Operator's willful adulteration, mislabeling or misbranding of motor fuels or other trademark violation by Operators; or

(10) Failure of Operator to comply with federal, state or local laws, or regulations relevant to the operation of the Station or to its dealings with Company; or

(11) Conviction of Operator of any felony involving moral turpitude.

(12) A determination made in good faith by Company to withdraw from the marketing of gasoline and diesel fuel at the Station.

(13) If Operator fails to account to Company for all petroleum products delivered to it or to turnover to Company the proceeds from the sale of all petroleum products, forthwith upon demand.

EQUIPMENT 32. Operator shall be responsible at its sole cost and expense to maintain and repair all equipment and fixtures at the Station including but not limited to hoses, nozzles, overfill alarms, electronic monitoring equipment, console computers and shall be responsible for complying with all governmental regulations concerning, among other things, the periodic testing of that equipment, and/or the upgrade and replacement of that equipment to meet current requirements of applicable law.

REMEDIES AT LAW 33. Company, in the event of any breach or default by Operator in connection with any terms or conditions of this contract, shall be entitled to all lawful damages, and in connection with Operator's default under Paragraphs 19 (violating the use to which the Station may be put); or 20 (commingling or mixing Company's products with that of another); or 1 & 21 (not purchasing all of Operator's requirements of gasoline and petroleum products from Company). Operator acknowledges and recognizes that injunctive relief to Company is essential for the adequate remedy of any such violation of these Paragraphs by Operator and that there are inadequate remedies at law for such breaches.

WAIVER OF TRIAL BY JURY 34. The Operator hereto waives trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this contract. The relationship of Company and Operator, or any other statutory remedy. In the event Company commences any action against Operator, Operator will not interpose any counterclaim of any nature or description in such proceeding or file any action, which could be consolidated with such proceeding.

ATTORNEY'S FEES 35. Operator shall pay and reimburse Company for reasonable attorney's fees and expenses resulting from enforcing any of the provisions of this contract or defending any claim brought against Company by the Operator against which Company successfully defends.

APPLICATION OF PAYMENT	36.	Company shall have the option of applying any payments made by Operator to any unpaid items open on its books, without regard to the direction or request of Operator and without relieving Operator of any obligation otherwise existing with respect to the item to which Operator requests payment be applied.
SERVICE AND LATE CHARGES		Should any of Operator's checks, electronic wire transfers, Electronic Funds Transfers or other method of payment be dishonored, stopped, or returned for any reason after delivery or transfer to Company, Operator agrees to pay to Company an administrative service charge equal to the greater of $50.00 or three (3%) percent of the amount of any check or attempted transfer, to cover Company's costs and expenses. Any money owed by Operator to Company after the due date shall bear interest at the rate of the lesser of 1 1/2% per month (18% annual percentage rate) or the maximum interest rate permitted by law.
ENTIRE AGREEMENT	38.	The parties have set forth in this contract their entire understanding. With the exception of the Lease agreement if any, for the Station there is no other agreement or understanding between the parties.
SEVERANCE	39.	In the event any provision of this contract is declared illegal, invalid or unenforceable or contrary to law, it shall not affect any other part.
APPLICABLE LAW	40.	This contract shall be construed in accordance with the laws of the State of New York.
MODIFICATION	41.	No waiver, modification change or alteration of the provisions of this contract or any of the rights or remedies of either of the parties hereto shall be valid, unless such waiver, modification, change or alteration is in writing, and signed by the party against whom enforcement is sought
MARGIN CAPTIONS	42.	The margin captions are for convenience only and then shall not be deemed to reflect any intent of the parties or to be part of this contract.
BENEFIT	43.	This contract shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns. The reference to Company in this contract shall also be deemed to refer to "its designee" who shall be entitled to all the rights conferred upon Company by this Contract.
WAIVER	44.	Company's right to require strict performance shall not be affected by any previous waiver or course dealing.
DEFINITION	45.	The phrase "Company's gasoline and other petroleum products" or variations thereof, as used in this contract shall be deemed to refer to gasoline or petroleum products supplied by Company or its designated supplier(s). The term Company shall also include its "designated supplier."
NOTICE	46.	All notices and other communications shall be given by hand delivery or by Certified Mail, Return Receipt Requested, to the parties at their respective addresses first written above, or to the Operator at the Station. Any such notice shall take effect upon hand delivery or one (1) day after the mailing whichever is applicable.

BINDING UPON 47. This contract or any waiver, modification, or change thereof, shall not become binding upon Company until approved and executed by its Manager.

IN WITNESS WHEREOF this Commission Contract has been entered into as of the day and year first above written.

	1733 OLD COUNTRY ROAD LLC
Witness ______________________	BY: ______________________ Robert G Del Gadio, MANAGER
	ROCKELLE CORP.
Witness ______________________	BY: ______________________ Gerard Stephan, President

C:\Shared\Montgomery - Dorchester\1733 Old Country Road, Riverhead\Lease-Commission Contract with Operator\02b - 1733 Old Country Road Commission Contract.doc

PERSONAL GUARANTY

In consideration of Company's agreement to enter into the above contract with Operator and for other good and valuable consideration, the undersigned do hereby jointly and severally promise and guaranty to Company full performance by Operator of all the terms and conditions of this contract and any riders, modifications or amendments, and all agreements now or hereafter made relating to the Station or the equipment thereon, and the undersigned guarantees payment to Company of all sums due Company by reason of the aforesaid agreements. If any sums of money are not paid to Company when due, the undersigned shall immediately pay said sums to Company on demand. Company shall be released from any obligation to give notice or to make demand upon, or to pursue any remedy against Operator. It is understood that this shall be a continuing guaranty and shall cover all obligations and indebtedness, which Operator now has or may incur in the future. This guaranty is limited to the collection of money from the sale of gasoline.

January 5, 2005

Witness ____________________

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Gerard Stephan, individually